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                                                                   EXHIBIT 10.40


                           INDEMNIFICATION AGREEMENT
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     This Agreement between E. Carey Walters and ChatCom, Inc., a California
Corporation (the "Company"), is effective as of February 27, 1998.

     WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available;

     WHEREAS, Indemnitee is an Officer of the Company;

     WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers in today's environment;

     WHEREAS, in recognition of Indemnitee's need for substantial protection against personal liability in order to enhance Indemnitees' continued service to the Company in an effective manner, the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the full extent (whether partial or complete) permitted by law as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company's directors' and officers' liability insurance policies;

     NOW, THEREFORE, in consideration of the premises and of Indemnitee continuing to serve the Company directly, or, at the Company's request, with another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:

     1.  Certain Definitions.
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         a.  Change in Control: shall be deemed to have occurred when (i) there has been a change in control of the Company, not approved by a resolution of the Company's Board of Directors, of a nature that would be required to be reported by a company subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in response to Schedule 14A of Regulation 14A promulgated under the Exchange Act, including in any event the acquisition by any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) of beneficial ownership, directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities, (ii) followed within a period of not more than two (2) years by a change in the identity of a majority of the members of the Company's Board of Directors otherwise than through death, disability or retirement in accordance with the Company's normal retirement policies.

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          b.   Claim:  any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether conducted by the Company or any other party, that Indemnitee in good faith believes might lead to the institution of any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise.

          c. Expenses: include attorneys' fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Claim relating to any Indemnifiable Event.

          d. Indemnifiable Event: any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity.

          e. Reviewing party: any appropriate person or body consisting of a member or members of the Company's Board of Directors or any other person or body appointed by the Board (including the special, independent counsel referred to in Section 3) who is not a party to the particular Claim for which Indemnity is seeking indemnification.

          f. Voting Securities: any securities of the Company which vote generally in the election of directors.

     2.   Basic Indemnification Arrangement.
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          a.   In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee to the fullest extent permitted by law as soon as practicable but in any event no later than thirty (30) days after written demand is presented to the Company, against any and all Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties or amounts paid in settlement) of such Claim. Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Claim initiated by Indemnitee against the Company or any director or officer of the Company unless the Company has joined in or consented to the initiation of such Claim. If so requested by Indemnitee, the Company shall advance

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(within two (2) business days of such request) any and all Expenses to
Indemnitee (an "Expense Advance").

          b. Notwithstanding the foregoing (i) the obligations of the Company under Section 2(a) shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which the special, independent counsel referred to in Section 3 hereof is involved) that Indemnitee would not be permitted to be indemnified under applicable law, and
(ii) the obligation of the Company to make an Expense Advance pursuant to
Section 2(a) shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided however, that if Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). If there has not been a Change in Control, the Reviewing Party shall be selected by the Board of Directors, and if there has been such a Change in Control, the Reviewing Party shall be the special, independent counsel referred to in Section 3 hereof. If the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in any court in the State of California having subject matter jurisdiction thereof and in which venue is proper challenging any such determination by the Reviewing Party or any aspect thereof, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.

     3.   Change in Control. The Company agrees that if there is a Change in
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Control of the Company (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control) then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or Company bylaw now or hereafter in effect relating to claims for Indemnifiable Events, the Company shall seek legal advice only from special, independent counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Company within the last ten (10) years (other than in connection with such matters) or for the Indemnitee. Such counsel, among

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other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the special, independent counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorney's fees), claims, liabilities and damages arising out of or relating to this agreement or its engagement pursuant hereto.

     4. Indemnification for Additional Expenses. The Company shall indemnify
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Indemnitee against any and all expenses (including attorney's fees) and, if requested by Indemnitee, shall (within two (2) business days of such request) advance such expenses to Indemnitee, which are incurred by Indemnitee in connection with any claim asserted against or action brought by Indemnitee for
(i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or Company bylaw now or hereafter in effect relating to claims for Indemnifiable Events and/or (ii) recovery under any directors' and officers' liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.

     5. Partial Indemnity. If Indemnitee is entitled under any provision of this
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Agreement to indemnification by the Company for some or a portion of the
Expenses, judgments, fines, penalties and amounts paid in settlement of a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, the Indemnitee shall be indemnified against all Expenses incurred in connection therewith. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

     6. No Presumption. For purposes of this Agreement, the termination of any
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claim, action, suit or proceeding, by judgement, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

     7. Non-Exclusivity, Etc. The rights of the Indemnitee hereunder shall be in
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addition to any other rights Indemnitee may have under the Company's bylaws or the California General

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Corporation Law or otherwise. To the extent that a change in the California
General Corporation Law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company's bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

     8.   Liability Insurance. To the extent the Company maintains an insurance
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policy or policies providing directors' and officers' liability insurance,
Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director of officer.

     9.   Period of Limitations. No legal action shall be brought and no cause
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of action shall be asserted by or on behalf of the Company or any affiliate of the Company against Indemnitee, Indemnitee's spouse, heirs, executors or personal or legal representatives after the expiration of two (2) years from the date of accrual of such cause of action, and any claim or cause of action of the Company or its affiliate shall be extinguished an deemed released unless asserted by the timely filing of a legal action within such two (2) year period; provided however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

     10.  Amendments, Etc. No supplement, modification or amendment of this
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Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

     11.  Subrogation. In the event of payment under this Agreement the Company
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shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

     12.  No Duplication of Payments. The Company shall not be liable under this
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Agreement to make any payment in connection with any claim made against
Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, bylaw or otherwise) of the amounts otherwise indemnifiable hereunder.

     13.  Binding Effect, Etc. This Agreement shall be binding upon and inure to
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the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger,

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consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of the Company or of any other enterprise at the Company's request.

     14. Severability. The provisions of this Agreement shall be severable in
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the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.

     15. Counterparts. This Agreement may be executed in any number of
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counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument, even though all parties do not sign the same counterparts.

     16. Governing Law. This Agreement shall be governed by and construed and
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enforced in accordance with the laws of the State of California applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

     Executed as of the date first above written.

           "INDEMNITEE"                             "COMPANY"

                                          CHATCOM, INC.,
                                          a California corporation

/s/ E. Carey Walters                      By: /s/ Gordon L. Almquist
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E. CAREY WALTERS

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